Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Fourth Quarter 2019 Results

HOUSTON, February 10, 2020 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the fourth quarter of 2019:

	Three Months Ended
Thousands of dollars, except per share data	December 31, 2019	September 30, 2019
Total revenues	$276,376	$254,020
Operating loss	(48,869)	(72,834)
Adjusted operating loss	(48,869)	(70,291)
Net loss	(74,770)	(95,128)
Adjusted net loss	(62,706)	(92,803)
Loss per diluted share	$(0.54)	$(0.69)
Adjusted loss per diluted share	$(0.45)	$(0.67)

During 2019, the Company secured $620 million of backlog, including over $50 million secured in the fourth quarter related to a 12-month extension for the Ocean Patriot in the North Sea. As of January 1, 2020, the Company’s total contracted backlog was $1.6 billion, excluding approximately a $100 million margin commitment from one of the Company’s customers.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 8:00 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 844-492-6043 or 478-219-0839 for international callers. The conference ID number is 5959776. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, depressed levels of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenues:
Contract drilling	$258,650	$242,315	$226,003	$934,934	$1,059,973
Revenues related to reimbursable expenses	17,726	11,705	6,519	45,710	23,242

Total revenues	276,376	254,020	232,522	980,644	1,083,215

Operating expenses:
Contract drilling, excluding depreciation	199,633	201,568	160,368	793,412	722,834
Reimbursable expenses	17,537	11,423	6,459	45,016	22,917
Depreciation	91,752	88,693	86,255	355,596	331,789
General and administrative	16,442	18,830	15,294	67,878	85,351
Impairment of assets	—	—	—	—	27,225
Restucturing and separation costs	—	—	116	—	5,041
(Gain) loss on disposition of assets	(119)	6,340	1,307	1,072	241

Total operating expenses	325,245	326,854	269,799	1,262,974	1,195,398

Operating loss	(48,869)	(72,834)	(37,277)	(282,330)	(112,183)

Other income (expense):
Interest income	718	1,317	2,476	6,382	8,477
Interest expense, net of amounts capitalized	(30,650)	(31,098)	(31,044)	(122,832)	(123,240)
Foreign currency transaction loss	(2,053)	(77)	(494)	(3,936)	(379)
Other, net	182	82	36	702	700

Loss before income tax benefit (expense)	(80,672)	(102,610)	(66,303)	(402,014)	(226,625)

Income tax benefit (expense)	5,902	7,482	(12,904)	44,800	46,353

Net loss	$(74,770)	$(95,128)	$(79,207)	$(357,214)	$(180,272)

Loss per share	$(0.54)	$(0.69)	$(0.58)	$(2.60)	$(1.31)

Weighted-average shares outstanding:
Shares of common stock	137,698	137,694	137,436	137,652	137,399
Dilutive potential shares of common stock	—	—	—	—	—

Total weighted-average shares outstanding	137,698	137,694	137,436	137,652	137,399

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$156,281	$154,073
Marketable securities	—	299,849
Accounts receivable, net of allowance for bad debts	250,856	168,620
Prepaid expenses and other current assets	68,658	163,396
Asset held for sale	1,000	—

Total current assets	476,795	785,938

Drilling and other property and equipment, net of accumulated depreciation	5,152,828	5,184,222
Other assets	204,421	65,534

Total assets	$5,834,044	$6,035,694

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other current liabilities	$302,594	$236,846
Long-term debt	1,975,741	1,973,922
Deferred tax liability	47,528	104,380
Other liabilities	275,971	135,893
Stockholders’ equity	3,232,210	3,584,653

Total liabilities and stockholders’ equity	$5,834,044	$6,035,694

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Years Ended December 31,
	2019	2018
Operating activities:
Net loss	$(357,214)	$(180,272)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	355,596	331,789
Loss on impairment of assets	—	27,225
Deferred tax provision	(56,908)	(75,993)
Stock-based compensation expense	6,208	6,749
Contract liabilities, net	27,578	183
Deferred contract costs, net	59,141	22,765
Other	15,812	(7,466)
Net changes in operating working capital	(41,124)	107,078

Net cash provided by operating activities	9,089	232,058

Investing activities:
Capital expenditures	(326,090)	(222,406)
Proceeds from disposition of assets, net of disposal costs	16,217	70,067
Proceeds from maturities of marketable securities	2,300,000	1,600,000
Purchase of marketable securities	(1,996,996)	(1,895,997)

Net cash used in investing activities	(6,869)	(448,336)

Financing activities:
Other	(12)	(5,686)

Net cash used in financing activities	(12)	(5,686)

Net change in cash and cash equivalents	2,208	(221,964)
Cash and cash equivalents, beginning of period	154,073	376,037

Cash and cash equivalents, end of period	$156,281	$154,073

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

TOTAL FLEET
Fourth Quarter			Third Quarter			Fourth Quarter
2019			2019			2018
Average		Operational	Average		Operational	Average		Operational
Dayrate	Utilization	Efficiency	Dayrate	Utilization	Efficiency	Dayrate	Utilization	Efficiency
(1)	(2)	(3)	(1)	(2)	(3)	(1)	(2)	(3)
$264	59%	94.7%	$253	65%	96.6%	$315	46%	95.4%

(1)

Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.

(2)

Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs). Our current fleet includes two floaters that are cold stacked.

(3)

Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated, non-revenue earning equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating loss, adjusted net loss and adjusted loss per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain items that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude various items and their related tax effects are appropriate measures of the continuing and normal operations of the Company. The amounts excluded from our adjusted results include the loss on sale of mooring equipment recognized during the third quarter of 2019 in relation to a new leasing initiative and other discrete tax items recognized in the fourth quarter of 2019. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income or loss, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended
	December 31, 2019	September 30, 2019
Reconciliation of As Reported Operating Loss to Adjusted Operating Loss:
(In thousands)
As reported operating loss	$(48,869)	$(72,834)
Adjustments:
Loss on sale of mooring equipment	—	2,543

Adjusted operating loss	$(48,869)	$(70,291)

Reconciliation of As Reported Net Loss to Adjusted Net Loss:
(In thousands)
As reported net loss	$(74,770)	$(95,128)

Adjustments:
Loss on sale of mooring equipment	—	2,543
Tax effect of adjustments:
Loss on sale of mooring equipment	—	(218)
Other discrete items	12,064	—

Adjusted net loss	$(62,706)	$(92,803)

	Three Months Ended
	December 31, 2019	September 30, 2019
Reconciliation of As Reported Loss per Diluted Share to Adjusted Loss per Diluted Share:
As reported loss per diluted share	$(0.54)	$(0.69)
Adjustments:
Loss on sale of mooring equipment	—	0.02

Tax effect of adjustments:
Loss on sale of mooring equipment	—	—
Other discrete items	0.09	—

Adjusted loss per diluted share	$(0.45)	$(0.67)